Exhibit 10.2

FORM OF STOCK PURCHASE AGREEMENT

This stock purchase agreement (this “Agreement”) is entered into this [    ] day of [    ], [    ], by and between [    ] (“Purchaser”), MSV Investors, LLC, a Delaware limited liability company (“MSV Investors”), and SkyTerra Communications, Inc., a Delaware corporation (the “Company”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Purchase and Sale of MSV LP Units.

1.1          Purchase and Sale. MSV Investors hereby sells, transfers and assigns to Purchaser, and Purchaser hereby purchases from MSV Investors [    ] shares of [non-voting] common stock, par value $0.01 per share (the “Company [Non-Voting] Stock”), of the Company.

1.2          Consideration. The aggregate consideration payable to MSV Investors for the Company [Non-Voting] Stock is (a) an aggregate of [    ] limited partnership units of Mobile Satellite Ventures LP (the “MSV LP Units”), a Delaware limited partnership (“MSV”), [and (b) $[    ] in cash payable by wire transfer of immediately available funds to the account of the Company set forth on Schedule A hereto (the "Cash Consideration" and, collectively, with the MSV LP Units,] [(] the “Consideration”). [The Company Non-Voting Stock shall be exchangeable, on the terms set forth in Section 7, for a like number of shares of the Company’s voting common stock, par value $0.01 per share (the “Company Voting Stock”).]

2.            Representations and Warranties of Purchaser. Purchaser represents and warrants to MSV Investors and the Company as follows:

2.1          Due Execution, Delivery and Performance by Purchaser. The exchange of the Consideration for Company [Non-Voting] Stock [and any exchange of Company Non-Voting Stock for Company Voting Stock] hereunder by Purchaser and the execution, delivery and performance by Purchaser of this Agreement and the Registration Rights Agreement (as defined below) will not violate or conflict with any agreement, instrument, judgment, order, decree, law, rule or regulation binding on Purchaser or to which Purchaser or any of its properties is subject. This Agreement and the Registration Rights Agreement have been duly executed and delivered by Purchaser and constitute the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and by general equitable principles.

2.2          Governmental Approvals. No consent, approval, authorization or order of, or registration, qualification or filing with, any court, regulatory authority, governmental body or any other third party is required to be obtained or made by Purchaser for the execution, delivery or performance by Purchaser of this Agreement or the Registration Rights Agreement or the consummation by Purchaser of the transactions contemplated hereby.

2.3          Title to Securities. Purchaser is the sole legal and beneficial owner of the MSV LP Units free and clear of any lien, pledge or encumbrance of any kind. Other than as set forth on Schedule 2.3 hereto, the MSV LP Units constitute all the direct or indirect equity interests of MSV owned of record or beneficially by Purchaser. Upon the consummation of the sale of the MSV LP Units hereunder, Purchaser (a) will transfer valid title to the MSV LP Units to MSV Investors, free and clear of any lien, pledge or encumbrance of any kind and (b) other than as set forth on Schedule 2.3 hereto or any interest Purchaser may have by virtue of his ownership of shares of common stock of the Company, shall not own, of record or beneficially, or have, by conversion, warrant, option or otherwise, any right to, interest in or agreement to acquire any equity interest in MSV, whether issued or unissued, from MSV or any other person or entity.

2.4          Sophisticated Purchaser. Purchaser (i) is a sophisticated investor and is able to bear any financial risks associated with the acquisition of the Company [Non-Voting] Stock hereunder and has sufficient liquidity and net worth such that Purchaser can afford a complete loss of the investment in the Company [Non-Voting] Stock, should such a loss occur, (ii) has adequate information to make an informed decision regarding the purchase of the Company [Non-Voting] Stock, (iii) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of and understand the risks inherent in an investment in the Company [Non-Voting] Stock, (iv) has independently, and without reliance upon MSV Investors or the Company, and based on such information as Purchaser has deemed appropriate, made his own analysis and decision to acquire the Company [Non-Voting] Stock, and (v) is acquiring the Company [Non-Voting] Stock for investment and not with a view to distribution.

2.5          Accredited Investor. Purchaser is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”). Purchaser is acquiring the Company [Non-Voting] Stock for Purchaser's own account and not in whole or in part as nominee or agent for any third party.

3.            Other Acknowledgements and Agreements of Purchaser. Purchaser hereby acknowledges and agrees that:

3.1          No Disclosure. This Agreement shall not be deemed to create any duty on the part of MSV Investors, the Company or any of their affiliates to disclose any nonpublic information including without limitation information regarding the financial condition, results of operations, businesses, properties, assets, liabilities, management, projections, appraisals, plans or prospects of the Company or any of its affiliates (collectively, the “Information”). Purchaser acknowledges and agrees that (i) the Company or MSV Investors currently may have, and/or later may come into possession of, Information that is not known to Purchaser and that may be material to a decision to exchange the Consideration for the Company [Non-Voting] Stock, (ii) the Company, MSV Investors and their affiliates have no duty to disclose to Purchaser any of the Information, (iii) Purchaser has determined to exchange the Consideration for the Company [Non-Voting] Stock notwithstanding his lack of knowledge of the Information, (iv) Purchaser has not requested and will not request from the Company or MSV Investors any Information the Company may now have or of which the Company or MSV Investors may later come into possession, and (v) Purchaser has conducted its own investigation, to the extent that it had determined necessary or desirable regarding the Company, and Purchaser has determined to enter into this Agreement and complete the transaction contemplated hereby based on, among other things, such investigation.

3.2          Waiver and Release. Purchaser hereby agrees that to the fullest extent permitted by law, Purchaser waives and releases any and all claims it may have now or in the future, against the Company, MSV Investors or any of their affiliates and their respective officers, directors, employees, shareholders, agents and advisors, whether under applicable securities laws or otherwise, arising out of or related to the exchange transaction contemplated hereby solely by reason of the nondisclosure of Information; provided, however, that the Information shall not and does not affect the truth or accuracy of the Company's or MSV Investors’ representations or warranties in this Agreement.

3.3          Unregistered Securities. Purchaser understands that the Company [Non-Voting Stock and Company Voting] Stock has not been registered under the Act and may not be sold in the United States except pursuant to an effective registration statement, or pursuant to a duly available exemption from such registration requirements. Until such securities are transferred pursuant to an effective registration statement or Rule 144 under the Act, each certificate evidencing such securities issued to Purchaser or to a subsequent transferee shall bear a legend in substantially the following form (in addition to any other statements or legends required by law):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS. IN ADDITION, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO VARIOUS CONDITIONS CONTAINED IN A REGISTRATION RIGHTS AGREEMENT DATED [        ], A COPY OF SUCH CONDITIONS WILL BE PROVIDED TO THE HOLDER UPON REQUEST.

4.            Representations and Warranties of MSV Investors. MSV Investors and the Company represent and warrant to Purchaser as follows:

4.1          Due Execution, Delivery and Performance by MSV Investors. The acquisition of the MSV LP Units hereunder by MSV Investors and the execution, delivery, and performance by MSV Investors of this Agreement will not violate or conflict with any agreement, instrument, judgment, order, decree, law, rule or regulation binding on MSV Investors or to which it or any of its properties is subject. This Agreement has been duly authorized, executed and delivered by MSV Investors and constitute the legal, valid and binding obligation of MSV Investors, enforceable against MSV Investors in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and by general equitable principles.

4.2          Governmental Approvals. No consent, approval, authorization or order of, or registration, qualification or filing with, any court, regulatory authority, governmental body or any other third party is required to be obtained or made by MSV Investors for the execution, delivery or performance by MSV Investors of this Agreement or the consummation by MSV Investors of the transactions contemplated hereby.

5.            Representations and Warranties of the Company. The Company represents and warrants to Purchaser as follows:

5.1          Due Execution, Delivery and Performance by the Company. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company will not violate or conflict with any agreement, instrument, judgment, order, decree, law, rule or regulation to which the Company is subject. This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and by general equitable principles.

5.2          Governmental Approvals. No consent, approval, authorization or order of, or registration, qualification or filing with, any court, regulatory authority, governmental body or any other third party is required to be obtained or made by the Company for the execution, delivery or performance by the Company of this Agreement or the Registration Rights Agreement or the consummation by the Company of the transactions contemplated thereby, except those contemplated by the Registration Rights Agreement.

5.3          Company Stock. The issuance by the Company of the Company [Non-Voting Stock and the Company Voting] Stock has been duly authorized by all necessary corporate action and, when the Company [Non-Voting] Stock is issued and delivered to Purchaser hereunder against receipt by MSV Investors of the Consideration, will be validly issued, fully paid and non-assessable. [The shares of Company Voting Stock issuable upon exchange of the shares of Company Non-Voting Stock have been duly authorized by the Company and, when delivered in accordance with the terms of this Section 7, will be validly issued, fully paid and nonassessable.]

6.	Deliveries at Settlement.

6.1          Deliveries by Purchaser. Purchaser hereby delivers to MSV Investors the following:

(a)          Certificate Nos. [    ] registered in Purchaser's name representing the MSV LP Units;

(b)          a duly executed transfer power further evidencing the transfer of the MSV LP Units to MSV Investors;

(c)	[the Cash Consideration;]

(d)          an executed counterpart of a Registration Rights Agreement in the form previously agreed to (the "Registration Rights Agreement") duly executed by [    ]

6.2          Deliveries by the Company. The Company hereby delivers to MSV Investors the following:

(a)          Certificate No. [    ] registered in the name of [    ] (Purchaser's name) representing the Company [Non-Voting] Stock;

(b)          An executed counterpart of the Registration Rights Agreement duly executed by Company.

7.            [Exchange of Company Non-Voting Stock Common Stock for Company Voting Stock. If Purchaser or BCE Inc. desires to transfer any shares of Company Non-Voting Stock to any person, other than a subsidiary of Purchaser or BCE Inc., an entity of which Purchaser or BCE Inc. is a subsidiary or a subsidiary of any direct or indirect parent of Purchaser or BCE Inc., and (a) the transfer is a sale by Purchaser or BCE Inc. in the open market pursuant to an effective registration statement or pursuant to Rule 144 or (b) following such transfer, such person by itself or with any “person” or “group” (as such terms are used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) will not beneficially own 10% or more of Company voting power (as determined pursuant to Rule 13d-3 under the Exchange Act) then, in either case, at the request of Purchaser or BCE Inc., the Company will exchange such shares of Company Non-Voting Stock for Company Voting Stock on a one-for-one basis. Upon surrender of certificates representing the shares of Company Non-Voting Stock that are being exchanged as part of such transfer the Company will issue to the transferee certificates representing the appropriate number of shares of Company Voting Stock. This section is expressly for the benefit of BCE Inc. as a third party beneficiary.]

8.	Miscellaneous.

8.1          Further Assurances. Following the execution of this Agreement, each party hereto shall, from time to time, at the requesting party’s cost and expense, execute and deliver such additional instruments, documents, conveyances or assurances and take such other commercially reasonable actions as reasonably have been requested by the other party hereto to confirm and assure the rights and obligations provided for in this

Agreement, and render effective the consummation of the transactions contemplated hereby.

8.2          Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of New York applicable to agreements made and to be fully performed therein, without respect to the conflict of laws provisions thereof.

8.3          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.4          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing, interpreting, implementing or enforcing this Agreement.

8.5          Recitals. The recitals to this Agreement are a part of this Agreement and are to be considered in construing, interpreting, implementing and enforcing this Agreement.

8.6          Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior written or oral discussions or agreements among the parties hereto with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

8.7          Severability. If an term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law, regulation, rule or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect and any trier-of-fact shall interpret this Agreement in the valid, legal and enforceable manner that corresponds most closely to the original intentions of the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

[PURCHASER]

By: _________________________________

Name:
Title:

MSV INVESTORS, LLC

By: _________________________________

Name:

Title:

SKYTERRA COMMUNICATIONS, INC.

By: _________________________________

Name:

Title:

TRANSFER POWER

FOR VALUE RECEIVED, [        ] (“Transferor”), hereby sells, assigns, transfers and delivers unto MSV INVESTORS LLC (“Transferee”), an aggregate of [        ] limited partnership units (the “MSV LP Units”) of Mobile Satellite Ventures LP, a Delaware limited partnership (the “LP”), standing in Transferor’s name on the books of said LP represented by Certificate No(s). ______, ______, ______, ______ and _____ and does hereby irrevocably constitute and appoint ______________________ as attorney to transfer the said MSV LP Units on the books of said LP with full power of substitution in the premises.

Transferor hereby directs the LP to issue a new certificate or certificates representing the MSV LP Units as directed by Transferee.

PURCHASER By: Name: Title
Dated:___